Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F, Amendment No. 1, of our reports dated 3 November 2021 and 17 August 2021, relating to the consolidated financial statements of Incannex Healthcare Limited, which are contained in this Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

22 February 2022